                                                                   Exhibit 99.1

W. Phillip Marcum                          Philip Bourdillon/Eugene Heller
Chairman and CEO                           Silverman Heller Associates
303-785-8080                               310-208-2550

                     METRETEK TECHNOLOGIES REPORTS IMPROVED
                              FIRST-QUARTER RESULTS


DENVER - MAY 17, 2004 - For the three months ended March 31, 2004, METRETEK TECHNOLOGIES, INC. (OTCBB: MTEK) reported a net loss applicable to common shareholders of $227,000, or $0.04 per share, on revenues of $9.7 million, an improvement over the comparable period in the prior year, when the Company reported a net loss applicable to common shareholders of $862,000, or $0.14 per share, on revenues of $7.4 million.

W. Phillip Marcum, president and CEO, commented: "All operations of the Company reported meaningful improvements compared to the first quarter of 2003. We are very pleased with our first-quarter results, and we expect these positive trends to continue throughout the remainder of 2004." Marcum noted that natural gas prices were resulting in improving performance at Southern Flow, and that PowerSecure was continuing to exceed internal expectations. "In addition to being excited about the Company's overall operating performance, we are very pleased with the outcome of our recently completed private equity transactions," said Marcum.

In May 2004 the Company issued approximately 3.5 million shares of common stock and approximately 700,000 warrants (the "PIPE") in a private transaction that produced net proceeds of approximately $9.9 million. Concurrently, certain holders of the Company's Series B Preferred Stock converted 2,500 shares of the preferred, including accrued dividends, into approximately 1.2 million shares of common stock and a like number of warrants. According to Marcum, the proceeds of these transactions will be used in part to meet redemption obligations related to the remaining 4,500 shares of the Series B Preferred Stock, which matures in December 2004.

"The May transactions substantially bolster the overall financial health of the Company and provide answers to many of the questions that have been raised by shareholders in recent months," said Marcum. "Cash balances are now at approximately $12 million, and the Company's shareholders' equity has increased to approximately $14 million. Further, the Company has reduced its ultimate redemption obligation on its Preferred Stock from approximately $10.3 million to $6.6 million, and it has ensured that cash balances are available to meet this obligation in the event that the remaining Preferred Stock does not convert to common prior to the December 9, 2004 mandatory redemption date. Additionally, we now have the liquidity to aggressively pursue attractive growth opportunities, including PowerSecure's `company-owned' program, and Metretek-Florida's DCM/InvisiConnect product lines."

Management currently expects the Company to report breakeven results in the second-quarter on revenues of approximately $10 million. For fiscal 2004, the Company expects to report revenues, as previously announced, in the range of $45 million to $50 million. The PIPE and the conversion of the 2,500 shares of Series B Preferred Stock increased the number of common shares outstanding to approximately 10.9 million from approximately 6.2 million; prior to those transactions, the Company had projected that earnings per share for the year would be in excess of $0.10, based on anticipated net income applicable to common shareholders in excess of $650,000 and approximately 6.2 million common shares outstanding. Management currently expects that the Company's net income applicable to common shareholders for fiscal 2004 will exceed $1 million. After consideration of the higher number of common shares now outstanding and estimated weighted average shares outstanding for the year, the estimate of net income applicable to common shareholders remains in excess of $0.10 per share.

However, management's current estimate of net income applicable to common shareholders for 2004 is subject to, among other things, resolution of the accounting treatment of the transactions that resulted in the conversion of the 2,500 shares of the Series B Preferred Stock, which will be addressed before the Company announces its second-quarter financial results. It is possible that there may be a non-cash, deemed dividend distribution resulting from the conversion of the 2,500 preferred shares. Such a deemed dividend distribution, if any, could have a material negative effect on net income applicable to common shareholders in the second quarter, and for the 2004 fiscal year. While the inclusion of such accounting treatment could materially affect the net income applicable to common shareholders in 2004, this pending accounting question has no effect on the operations of the Company, or on its ability to produce future income for the benefit of the common shareholders.

Adjusted EBITDA for the first quarter 2004 was $343,000, compared to $(375,000) for the first quarter 2003, an increase of $718,000 that reflects overall improvements in all of the Company's operations.

As computed by the Company, adjusted EBITDA is a non-GAAP financial measure (as such term is defined by the Securities and Exchange Commission) computed as net income (loss) applicable to common shareholders before interest and finance charges, income taxes, depreciation and amortization, minority interest, and preferred stock deemed distribution.

By eliminating certain expenses not necessarily indicative of the results of the Company's core operations, management believes that Adjusted EBITDA offers a useful tool to measure and monitor the Company's operating performance, and provides meaningful information to investors in terms of enhancing their understanding of the Company's core operating performance and results. Adjusted EBITDA is also used by management to assist in planning and forecasting future operations. However, Adjusted EBITDA as defined by the Company may not be directly comparable to similarly defined measures as reported by other companies. Adjusted EBITDA should be considered only as a supplement to, and not as a substitute for or in isolation from, other measures of financial performance and liquidity reported in accordance with generally accepted accounting principles ("GAAP"), such as net income (loss) applicable to common shareholders.

Conference Call and Webcast:
At 2:30 p.m. MDT (4:30 EDT) on May 17, 2004, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call (toll free) 800-291-8929 (or 706-634-0478 for international callers) approximately 10 minutes prior to the start time and indicate that you are dialing into the Metretek Technologies conference call.

This call is being Webcast and can be accessed live via the Internet at the Company's Website, www.metretek.com; to access the call, click on the "Investor Info" button and then click on the icon for the "2004 first-quarter results teleconference." The Webcast player will open following completion of a brief registration process. The Webcast will also be available at www.FullDisclosure.com. To access the call, type in Metretek's stock symbol, MTEK, in the top right corner of the FullDisclosure home page to be taken to the Company's Webcast page. These Websites will host an archive of the teleconference. Additionally, a playback of the call will be available for 48 hours beginning at 5:30 p.m. MDT on May 17. You may access the playback by calling 800-642-1687 (or for international callers 706-645-9291) and providing Conference ID number 7456917.

Metretek Technologies, Inc. through its subsidiaries -- Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) -- is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding expected growth within Metretek's subsidiaries and the outlook for consolidated revenues and earnings in 2004, and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non-financial items, performance or events; statements about proposed products, services, technologies or businesses; statements about raising additional capital; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company's ability to obtain sufficient capital and liquidity on favorable terms to meet its operating, working capital and debt service requirements and other capital commitments and contingencies and to fund the growth of its business; the effects of pending and future litigation, claims and disputes and the resolution thereof, including the proposed settlement of the class action lawsuit; the possible effects on the Company's reported results of operations of the resolution of the accounting treatment, such as a deemed dividend distribution, resulting from the conversion of 2,500 shares of Series B Preferred Stock; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the markets for the products and services of Metretek Florida, including the contract manufacturing operations of MCM, and management's expectations of any strengthening thereof; the effects of competition in the Company's markets, including the introduction of competing products, services and technologies; customer and industry demand and preferences and purchasing patterns; the Company's ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; changes in the energy industry generally and in the natural gas and electricity industries in particular; general economic, market and business conditions; the effects of international conflicts and terrorism; and other factors identified from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 2003 and subsequently filed Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

                            (financial tables follow)

                          METRETEK TECHNOLOGIES, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)


                                                          First Quarter Ended
                                                                March 31,
                                                       2004                   2003
                                                    -----------           -----------
Total revenues                                      $ 9,711,725           $ 7,382,869
Total costs and expenses                              9,620,935             7,995,505
                                                    -----------           -----------
Operating income (loss)                                  90,790              (612,636)
Minority interest                                       (74,510)              (11,020)
Income taxes                                            (11,955)              (20,932)
                                                    -----------           -----------
Net income (loss)                                         4,325              (644,588)
Preferred stock deemed distribution                    (231,742)             (217,176)
                                                    -----------           -----------
Net loss applicable to common shareholders          $  (227,417)          $  (861,764)
                                                    ===========           ===========

NET LOSS PER COMMON SHARE:
    BASIC                                           $     (0.04)          $     (0.14)
                                                    ===========           ===========
    DILUTED                                         $     (0.04)          $     (0.14)
                                                    ===========           ===========

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING:
    BASIC                                             6,111,945             6,043,469
                                                    ===========           ===========
    DILUTED                                           6,111,945             6,043,469
                                                    ===========           ===========


CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

                                                                March 31,           December 31,
                                                                  2004                 2003
                                                               -----------          -----------
Total current assets                                           $12,639,612          $13,248,168
Property, plant and equipment, net                               1,604,037            1,405,350
Total other assets                                               9,824,146            8,673,023
                                                               -----------          -----------

Total assets                                                   $24,067,795          $23,326,541
                                                               ===========          ===========

Total current liabilities                                      $ 7,901,704          $ 7,284,539
Long-term notes payable and capital lease obligations            5,107,732            5,243,433
Minority interest in subsidiaries                                  281,790              207,280
Redeemable preferred stock-Series B                              9,653,874            9,422,132
Total stockholders' equity                                       1,122,695            1,169,157
                                                               -----------          -----------

Total liabilities and stockholders' equity                     $24,067,795          $23,326,541
                                                               ===========          ===========


             RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)
                        APPLICABLE TO COMMON SHAREHOLDERS

In accordance with Regulation G, set forth below is a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income (loss) applicable to common shareholders, its most directly comparable financial measure computed in accordance with GAAP.

                                                        First Quarter Ended
                                                              March 31,
                                                      2004                2003
                                                    ---------           ---------
Net loss applicable to common shareholders          $(227,417)          $(861,764)
Add back:
     Interest and finance charges                      80,189              65,571
     Income taxes                                      11,955              20,932
     Depreciation and amortization                    171,951             172,312
     Minority interest                                 74,510              11,020
     Preferred stock deemed distribution              231,742             217,176
                                                    ---------           ---------
Adjusted EBITDA                                     $ 342,930           $(374,753)
                                                    =========           =========


                                      # # #